                                                                   Exhibit 10.38

                          MASTER TRANSACTION AGREEMENT

                                  BY AND AMONG

                      INTEGRATED INFORMATION SYSTEMS, INC.

                                       AND

                             GOLIATH NETWORKS, INC.,

           MICHAEL S. POLSKY, AS RECEIVER FOR GOLIATH NETWORKS, INC.,

                                 MARK E. BAKKEN,

                                       AND

                                 ANCHORBANK, FSB

                             DATED DECEMBER 21, 2001

                                                                                                                 PAGE

1.       DEFINITIONS................................................................................................1

         1.1      DEFINITIONS.......................................................................................1

2.       EMPLOYMENT MATTERS; OFFICE LEASES; ASSETS TO BE SOLD; CONSIDERATION; CLOSING; APPROVAL OF

                                       i

                                   (CONTINUED)

                                       ii

                                   (CONTINUED)

                                      iii

                          MASTER TRANSACTION AGREEMENT

         This Master Transaction Agreement ("Agreement") is by and among
Integrated Information Systems, Inc., a Delaware corporation ("IIS"), Goliath
Networks, Inc., a Wisconsin corporation ("GNI"), Michael S. Polsky as receiver for GNI ("Receiver"), (the Receiver and GNI are collectively referred to herein as "Seller"), Mark E. Bakken, a resident of Wisconsin ("Bakken" and, as the sole shareholder of GNI, "Shareholder"), and AnchorBank, fsb ("Anchor"). The
effective date of this Agreement (the "Effective Date") shall be deemed to be the date the Receiver executes this Agreement, as listed on the signature page of this Agreement.

                                    RECITALS

         A.       GNI was engaged in the business of providing information
technology consulting services;

         B.       Michael S. Polsky is the receiver for GNI in a case under
Chapter 128 of the Wisconsin Statutes pending in the Wisconsin Circuit Court for
Dane County (the "Court"), Case No. 01 CV 3506 (the "Chapter 128 Creditors'
Action");

         C.       It is contemplated that the Purchased Assets will be sold, transferred and conveyed, and the other transactions contemplated herein will be consummated, pursuant to an order (the "Sale Order") of the Court under Chapter
128 of the Wisconsin Statutes;

         D.       IIS desires to employ substantially all of the employees of
Seller and to that end will pay to Seller certain amounts;

         E.       IIS desires to purchase from Seller and Seller desires to
sell, assign and convey to IIS the Purchased Assets, consisting primarily of certain incidental fixed and other assets; and

         F.       The parties mutually desire that IIS make arrangements for IIS to occupy the premises (or portion thereof) currently occupied by Seller at (i)
1966 South Stoughton Road, Madison , Wisconsin 53716, as more particularly set forth in that certain Lease Agreement between GNI as tenant and Ross Menard as landlord, dated as of March 5, 1997, and amendments thereto and (ii) Riverfront
Plaza Building, 1110 North Old World Third Street, Milwaukee, Wisconsin 53202,
as more particularly set forth in that certain Office Lease between GNI as tenant and Riverfront Plaza Joint Venture as landlord, dated as of January 1,
2000, and amendments thereto (the "Office Leases").

         The parties agree as follows:

                                 1. DEFINITIONS

1.1      DEFINITIONS

         In addition to the terms defined throughout this Agreement, for purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

         "ENCUMBRANCE"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

         "KNOWLEDGE"--an individual will be deemed to have Knowledge of a particular fact or other matter if:

(a)      that individual is actually aware of that fact or matter; or

(b)      a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any
         representation or warranty contained in this Agreement.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

         "LIABILITY"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

         "ORDER"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any governmental authority or arbitrator.

         "PERSON"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

         "TAX"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax-sharing agreement or any other contract.

         "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal
Requirement relating to any Tax.

2.       EMPLOYMENT MATTERS; OFFICE LEASES; ASSETS TO BE SOLD; CONSIDERATION;
         CLOSING; APPROVAL OF CREDITORS' ACTION

2.1      EMPLOYMENT MATTERS

(a)      IIS has made, with the consent and approval of Seller, employment offers to substantially all of the employees of Seller (the "Hired
         Employees"). The effective start date for the Hired Employees hired will be deemed to be the Closing Date (as defined in Section 2.8). IIS will pay such Hired Employees at base compensation rates agreed to by
         IIS and such Hired Employees. The terms and conditions of employment of all Hired Employees will be mutually agreed upon by IIS and such
         Hired Employees in each case. The Hired Employees shall have resigned from employment with Seller and or its subsidiaries and resigned from any other officer and director positions with Seller and its subsidiaries, effective as of the Closing Date, and Seller will accept all such resignations effective as of such date. IIS and certain of the Hired Employees, each of whom are separately identified on
         Schedule 2.1(a) (the "Key Employees"), together will enter into employment agreements (each an "Employment Agreement," and collectively the "Employment Agreements") in form and substance acceptable to IIS and such Key Employees. (For all other purposes of this Agreement, the term "Hired Employees" shall include the Key
         Employees.)

(b)      Seller hereby waives any and all noncompetition, nonsolicitation, confidentiality, assignment of inventions, and other similar restrictive covenants and agreements by and between Seller and the
         Hired Employees with respect to their employment by IIS, effective as of the Closing Date, and hereby releases the Hired Employees from such agreements or restrictions solely for such purposes. Seller agrees to assign and transfer to IIS all of Seller's rights under any such restrictive or other agreements between Seller and all of its current and former employees (including the Hired Employees). Seller will, upon request of IIS, provide reasonable assistance to IIS in such regard.

(c)      The obligation to pay all employee and other benefits, including, without limitation, health, dental, life, accidental death and disability, retirement, severance, and related or other benefits, which are payable to employees (including Hired Employees) under
         Seller's Employee Plans, including, in the case of Hired Employees, any that arise, are incurred or are based on events that occur on or prior to the actual date of hire by IIS (whether or not claims for such benefits are submitted on or prior to such date), as well as any statutory or other penalties payable to employees or former employees
         (including the Hired Employees) as a result of the late or non-payment
         (or underpayment) of wages, 401(k) plan withholdings, contributions or other compensation, and withholding amounts, will remain the sole responsibility of GNI, except as set forth in Section 3.21, and will not be assumed by IIS, and Shareholder, and to the extent set forth in
         Section 11.4, Anchor, will indemnify and hold harmless IIS for such claims and amounts. IIS will be responsible for any benefits that are payable to Hired Employees under the terms of IIS's employee plans that arise, are incurred or are based on events that occur after the date of actual hire by IIS, including salary and any severance amounts to which such Hired Employees are or become entitled to under their arrangements with IIS. For the purpose of this Section 2.1(c), the term "events" means the item that is the subject matter of the claim
         (i.e., medical --- services, layoff, etc.) as well as the condition or injury leading to the filing of the claim. IIS will not assume or be responsible for any liability in respect of any benefits that are payable at any time to, or in respect of, current or former employees of Seller not employed by IIS. GNI will continue to provide disability coverage, if applicable, to any Hired Employee who is unable to report to work with IIS due to short- or long-term disability until such employee reports to work for IIS, and to any current or former Seller employees that are not hired by IIS.

(d)      Notwithstanding anything to the contrary contained in Section 2.1(c) of this Agreement, IIS agrees to award to each Hired Employee an amount of vacation days equal to such Hired Employee's remaining Paid Time Off
         ("PTO") days as of November 30, 2001, and as adjusted through the date of Closing, capped at a monetary equivalent of $145,437 (collectively, the "Hired Employee Vacation Grants"). IIS's obligation to make such
         Hired Employee Vacation Grants will be subject to such Hired Employee's waiver and release of PTO liabilities with Seller.

2.2      OFFICE LEASES

         IIS and Seller agree that they will use commercially reasonable efforts to obtain financial concessions and enter into arrangements with Seller's landlords for possession by IIS of the office premises (or portion thereof)
covered under the Office Leases at Closing (collectively the "Premises"), pursuant to which IIS will enter into new leases for the Premises simultaneously with the termination of the Office Lease, sublet the Premises, or take an assignment of the Office Leases, or combination thereof, provided the terms are no less favorable to IIS than those currently provided to Seller and provided such lease documentation is satisfactory to IIS in form and substance. In the event IIS does occupy any of the Premises, IIS will reimburse Seller for a prorated rental payment for that portion of the current month remaining after the Closing Date for each of the Premises IIS does occupy, and IIS will make such payments, if any, within ten (10) days after the Closing Date (for purposes of illustration only, if the Closing Date is January 15, 2002, not later than
January 25, 2001 IIS will reimburse Seller for 16/31 of the rental payment made to the landlord for January).

2.3      ASSETS TO BE SOLD

         Pursuant to the Sale Order and Chapter 128 of the Wisconsin Statutes,
and upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to IIS, and
IIS shall purchase and acquire from Seller, free and clear of any Encumbrances in accordance with the Sale Order, all of Seller's right, title and interest in and to the following assets:

(a)      the clients or customers of Seller ("Transferred Customers") identified to IIS in writing by Seller within five (5) days of the Effective Date, together with all other clients or customers on whose accounts or projects any of the Hired Employees performed services or to whom products were shipped in the twelve months prior to the date hereof;

(b)      the furniture, fixtures and equipment utilized prior to the date hereof by the Hired Employees, including the fixed assets listed on Schedule
         2.3(b)(i), the inventories, raw materials, work-in-progress and finished goods and supplies of Seller, including those listed on
         Schedule 2.3(b)(ii), and the prepaid and other current assets listed on
         Schedule 2.3 (b) (iii), and ;

(c)      the customer contracts (i) of Transferred Customers and (ii) other customers of Seller identified to IIS in writing by Seller within five
         (5) days of the Effective Date (the "Contracts");

(d)      the affiliate agreements, reseller contracts and teaming agreements identified to IIS in writing by Seller within five (5) days of the
         Effective Date (the " Reseller Contracts");

(e)      all telephone numbers, the Intellectual Property Assets listed on
         Schedule 2.3(e) and the goodwill associated therewith;

(f)      all data and records related to the Contracts, Reseller Contracts,
         Office Leases, Transferred Customers (and other Seller customers),
         Hired Employees and other assets of Seller, including client and customer lists and records, referral sources, research and development reports and records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records and, subject to Legal Requirements, and copies of all personnel records of the Hired Employees;

(g)      fifty percent (50%) of the Eligible Anchor Receivables (as defined below), calculated on the Closing Date; and

(h)      all receivables that are more than one hundred and twenty (120) days past the invoice date as of the Closing Date (the "Delinquent
         Receivables").

         All of the property and assets to be transferred to IIS hereunder are herein referred to collectively as the "Purchased Assets." Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Purchased Assets unless IIS expressly assumes that Liability in this Agreement as set forth in
Sections 2.5 and 2.6.

2.4      EXCLUDED ASSETS

(a)      Notwithstanding anything to the contrary contained in Section 2.3 or elsewhere in this Agreement, all of the assets of Seller not referenced or listed in Section 2.3 (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets, and shall remain the property of Seller after the

         Closing. Without limitation of the foregoing, the Excluded Assets include leased personal property.

(b)      Beginning the day of the Closing Date, IIS will receive collection of
         Sellers' accounts receivable and GNI accounts receivable sold to
         Anchor (including accounts receivable outstanding as of the Closing
         Date and accounts receivable related to services provided prior to the
         Closing Date and for which Seller invoices within thirty days (3O)
         after the Closing Date ("Anchor Receivables"). "Eligible Anchor
         Receivables" are identifiable Anchor Receivables that are less than
         120 days past the invoice date or less than 120 days past the date payment is due under Goliaths contract or Reseller Contracts. Anchor will provide to IIS a list of Eligible Anchor Receivables within three
         (3) business days of the signing of this Agreement. IIS is purchasing fifty percent (50%) of each of the Eligible Anchor Receivables, as agreed by Anchor and IIS in writing on the Closing Date, and IIS has the option (the "A/R Option") for thirty (30) days after the Closing
         Date to purchase fifty percent (50%) of the receivables that had not yet been identified as of the closing date as Eligible Anchor
         Receivables. To exercise the A/R Option, IIS shall provide Anchor with written notice identifying said receivable and shall execute an addendum to the Subordinated Note to increase the principal balance of the Subordinated Note by fifty percent (50%) of the face amount of the receivable acquired on exercise of the A/R Option. IIS shall remit fifty percent (50%) of all amounts that it receives related to the
         Eligible Anchor Receiveables purchased at Closing, or acquired on exercise of the A/R Option, and one hundred percent (100%) percent of the amounts it collects on Eligible Anchor Receivables that were not included in its purchase at Closing or acquired on exercise of the A/R
         Option on the later of twenty (20) days after the Closing Date or the
         15th day of the month following the month in which the Closing takes place (for purposes of calculating payment periods, for Eligible
         Anchor Receivables acquired on exercise of the A/R Option after
         Closing, the date of sale shall be deemed to be the Closing Date), and on or before the 15th day of each month thereafter in which IIS receives payment. Seller hereby authorizes IIS to endorse in IIS's name, all notes, checks, drafts, money orders or other instruments of payment in respect to Anchor Receiveables which come into it or
         Seller's possession. In the event a dispute arises regarding amounts claimed to be owed or collection issues arise, Shareholder shall use commercially reasonable efforts to aid IIS and Anchor in resolving said dispute in order to collect the amounts owed on said receivables.
         Anchor and IIS agree that neither will take any collection efforts on the purchased Eligible Anchor Receiveables without the prior written consent of the other. IIS may take any collection efforts it deems appropriate as to the Delinquent Receiveables. Anchor may take any collection efforts it deems appropriate as to the nonpurchased
         Eligible Anchor Receivables but shall advise IIS of its intended course of action prior to commencing said action.

2.5      CONSIDERATION

         Subject to the terms and conditions of this Agreement, the consideration to be paid by IIS for the Purchased Assets (the "Purchase Price")
will consist of three components, (i) the cash component, (ii) the Hired
Employee Vacation Grants, and (iii) the execution by IIS of a subordinated note
(the "Subordinated Note") in favor of Anchor in an amount not to exceed the sum of $4,250,000 plus 50% of the purchased Eligible Anchor Receivables, calculated on the

Closing Date (the "Principal Note Amount"). The principal amount of the
Subordinated Note may include, but shall not be increased beyond the foregoing sum by, any amounts paid pursuant to Section 12.1(ii). The Subordinated Note will be in the form of Schedule 2.5. Each of the Purchase Price components will be paid at the Closing as follows:

(a)      IIS will deliver to Anchor for the benefit of Seller $400,000, less the cash advance of $100,000 as set forth in Section 12.1(i), in cash by wire transfer or other immediately available funds.

(b)      IIS will make the Hired Employee Vacation Grants, as set forth in
         Section 2.1(d).

(c)      At Closing, IIS will execute the Subordinated Note in favor of Anchor for the balance of Anchor's loans to Seller as of the Closing Date, in the Principal Note Amount..

2.6      LIABILITIES

         IIS will not assume and does not agree to discharge any Liabilities of
Seller except for the continuing obligations after the Closing under (i) the
Contracts, (ii) the Reseller Contracts, (iii) the Office Leases, (iv) the
Subordinated Note and (v) the Hired Employee Vacation Grants, and then only to the extent such Contracts, Reseller Contracts, Office Leases, Subordinated Note
or Hired Employee Vacation Grants require or contemplate performance on or after the Closing Date.

         All other Liabilities will remain the sole responsibility of and shall be retained, paid, performed and discharged by Seller in accordance with the
Chapter 128 Creditors' Action, including, but not limited to:

(a)      any Liability arising out of or relating to products or services sold or provided by Seller to the extent performed, manufactured, or sold, as the case may be, prior to the Closing Date, including without limitation any Liabilities for customer claims arising out of such products or services;

(b)      any Liability under any Contract or Reseller Contract assumed by IIS that arises after the Closing Date to the extent it arises out of or relates to any breach that occurred prior to the Closing Date;

(c)      any Liability for Taxes, including (A) any Taxes arising as a result of
         Seller's operation of its business or ownership of the Purchased Assets prior to the Closing Date including without limitation any withholding amounts and any fines, fees, penalties or costs relating to Seller's
         Employee Plans, (B) any Taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, and (C) any deferred Taxes of any nature;

(d)      any Liability under any contract, agreement or other arrangement not assumed by IIS, including without limitation any Liability arising out of any credit arrangement or debt, including any Liability arising out of any credit arrangement or debt with Shareholder, real or personal property lease, loan, or similar arrangement (including trade payables)
         or any loan or security agreement relating thereto;

(e)      any Liability under or pertaining to that certain Rescission Agreement, by and between GNI and Elizabeth A. Eversoll ("Eversoll") doing business as e-Volved Solutions, dated June 11, 2001, including any
         Liability arising under any of the transaction documents referenced in
         Section 1.01 thereof;

(f)      any environmental, health and safety liabilities arising out of or relating to the operation of Seller's business;

(g)      any Liability under the Seller Employee Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees (including any Hired
         Employees) or both;

(h)      any Liability under any employment, severance, retention or termination agreement, or any penalties or damages or late-, under- or non-payment of wages or other compensation, with or relating to any employee or former employee (including any Hired Employees) of Seller;

(i)      any Liability arising out of or relating to any employee grievance whether or not the employees filing or initiating such grievance are hired by IIS;

(j)      any Liability to indemnify, reimburse or advance amounts to any shareholder, officer, director, employee or agent of Seller;

(k)      any Liability to distribute to any of Seller's shareholders, creditors or otherwise apply all or any part of the consideration received hereunder;

(l)      any Liability arising out of any proceeding pending as of the Closing
         Date;

(m)      any Liability arising out of any proceeding commenced after the
         Closing Date to the extent arising out of or relating to any occurrence or event happening prior to the Closing Date;

(n)      any Liability arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any governmental body, including the Sale Order;

(o)      any Liability of Seller under this Agreement or any other document executed in connection with the transactions contemplated hereby;

(p)      any Liability of Seller based upon Seller's acts or omissions occurring prior to or after the Closing Date; and

(q)      any cost, expense, fees or other amounts payable in connection with the Chapter 128 Creditors' Action, including any fees or expenses payable to the Receiver or any bonding, surety or similar costs.

2.7      ALLOCATION

         The Purchase Price shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). After the
Closing, the parties shall make consistent use of such allocation, fair market value and useful lives required by the Code for all Tax purposes and in all filings, declarations and reports with the U.S. Internal Revenue Service ("IRS")
in respect thereof. IIS shall undertake in good faith to prepare and deliver IRS
Form 8594 to Seller within sixty (60) days after the Closing Date to be filed with the IRS.

2.8      CLOSING

         The transactions provided for in this Agreement will take place at the offices of Axley Brynelson, LLP, Manchester Place, Suite 200, 2 East Mifflin
Street, Madison, Wisconsin 53701-1767 (the "Closing"), commencing at 10:00 a.m.
(local time) on January 25, 2002 (the "Closing Date"), unless IIS and Seller otherwise agree. Subject to the provisions of Section 9, failure to consummate the transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.8 will not result in the termination of this Agreement and will not relieve any party of any obligation under this
Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Section 9.

2.9      CLOSING OBLIGATIONS

         In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing, except with regard to the items set forth in Sections 2.9(a)(iv), (v), (viii), (x) and (xi), which conditions shall be satisfied by 5:00 p.m. Wisconsin time on the day before the hearing on the approval of the Sale Order:

(a)  Seller, Shareholder and Anchor, as the case may be, shall deliver to IIS:

     (i)  a bill of sale for the Purchased Assets that are tangible personal property in the form of Schedule 2.9(a)(i) (the "Bill of Sale"), executed by Seller;

     (ii) an assignment of all of the Purchased Assets that are intangible personal property in the form of Schedule 2.9(a)(ii) (the "Assignment of Contract Rights"), executed by Seller;

    (iii) assignments of all telephone numbers, assignments of all copyrights and a separate assignment of all marks, trade secrets and net names both in the form set forth on Schedule 2.9(a)(iii) (the "Assignment of
          Copyrights" and the "Assignment of Marks, Trade Secrets and Net
          Names"), executed by Seller;

     (iv) valid and binding assignment of Transferred Customer contracts to IIS and consent to such transfer from the top twenty (20) Transferred
          Customers, ranked by invoiced amounts during 2001 (the "Top Twenty
          Customers");

     (v)  valid and binding assignment of those Reseller Contracts to IIS and consent to such transfer from the counterparties to those Reseller;

     (vi) a true and correct copy of the Sale Order issued by the Court, satisfactory to IIS in form and substance, authorizing the sale of the
          Purchased Assets to IIS in accordance with the terms hereof, together with any other necessary or desirable approvals or authorizations of the Court or any creditors or other parties pursuant to the Chapter
          128 Creditors' Action;

    (vii) a list of Eligible Anchor Receivables and such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by IIS, each in form and substance reasonably satisfactory to IIS and its legal counsel and executed by Seller;

    viii) written confirmation from the Seller that the Seller has not received termination or cancellation of any of the Employment
          Agreements;

     (ix) a certificate executed by Bakken and Shareholder as to the accuracy of his representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to his compliance with and performance of his covenants and obligations to be performed or complied with at or before the Closing in accordance with
          Section 7.1;

     (x)  all consents, waivers, authorizations necessary to transfer, sell and assign the Purchased Assets and to consummate the other transactions contemplated hereby; and

     (xi) Evidence satisfactory to IIS that Anchor and Shareholder have terminated or settled the loans of Anchor to Mr. Bakken, in a manner satisfactory to IIS in the exercise of commercially reasonable judgment.

(b)       IIS shall deliver to or for the benefit of Seller:

     (i)  $300,000 which shall be paid directly to Anchor for the benefit of
          Seller pursuant to Section 2.5(a);

     (ii) the Subordinated Note; and

    (iii) a certificate executed by IIS as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section
          8.1.

2.10     APPROVAL OF CHAPTER 128 CREDITORS' ACTION

(a)      Seller and Anchor hereby confirm that it is critical to the process of arranging an orderly sale of Seller's assets to proceed by selecting
         IIS to enter into this Agreement in order to present the Court with arrangements for obtaining the highest realizable prices for the
         Purchased Assets and, that without IIS having committed substantial time and effort to such process, the Seller would have to employ a less orderly process of sale and thereby

                                       10

         both incur higher costs and risk attracting lower prices. Accordingly, the contributions of IIS to the process have indisputably provided very substantial benefit to Seller and Anchor. Seller and Anchor acknowledge that IIS would not have invested the effort in negotiating and documenting the transactions provided for in this Agreement and incurring duties to pay its outside advisors if IIS was not entitled to the protections provided for in this Section 2.10, including the
         Termination Fee.

(b)      The Agreement is subject to IIS receiving the Sale Order from the
         Court, satisfactory to IIS in form and substance, approving the terms hereof and authorizing the sale by Seller of the Purchased Assets to
         IIS and consummation of the other transactions contemplated hereby.
         GNI, Shareholder, Anchor, and consistent with its duties to GNI and the creditors of GNI, Receiver, agree to undertake in good faith to cooperate and provide all necessary assistance, including providing reports, affidavits and attending hearings as required in order to obtain the Sale Order.

(c)      Except as required by the Court with respect to any competing bid for the Purchased Assets in the Chapter 128 Creditors' Action that is approved by the Court, until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Anchor nor Shareholder shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than IIS) relating to any business combination transaction involving Seller, including the merger or consolidation of Seller or the sale of its business, securities or any significant portion of Seller's assets or the Purchased Assets. Seller shall notify IIS of any such inquiry or proposal within twenty-four
         (24) hours of receipt or awareness of the same by Seller.

(d)      Notwithstanding any other provision in this Section 2.10, Seller shall not accept any competing bid for a substantial portion of the
         Purchased Assets unless such competing bid: (i) provides for value to
         Seller of at least $150,000 over the sum of the Purchase Price; (ii)
         is on terms that, in the Seller's business judgment are not materially more burdensome of conditional than the terms of this Agreement; (iii)
         is not subject to financing contingencies, unperformed due diligence or other conditions that are more burdensome to Seller than those set forth in this Agreement; and (iv) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payment.

(e)      If the Receiver ultimately accepts, and the Court approves, a competing bid, IIS shall be entitled to an amount equal to $50,000
         (the "Termination Fee") in addition to any other amount to which it is entitled to hereunder. Anchor agrees to pay to IIS the Termination Fee within thirty (30) days of the Court's approval of a competing bid;
         provided, however, that Anchor shall not be required to pay IIS the
         Termination Fee if the competing bid is not caused by Anchor or if
         Anchor is not involved in the competing bid.

2.11     CONSENT OF THIRD PARTIES

         Notwithstanding anything to the contrary in this Agreement, this
Agreement shall not constitute an agreement to assign or transfer any instrument, contract, lease, permit, or other

                                       11

agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of IIS or Seller thereunder; and any such transfer or assignment to IIS by Seller that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, unless the parties hereto shall otherwise agree,
Seller and the Shareholders shall continue to use all reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Seller and Shareholder will cooperate with IIS in any lawful and economically feasible arrangement to provide that IIS shall receive the interests of Seller in the benefits under any such instrument, contract, lease, or permit or other agreement or arrangement, including performance by Seller, as agent, if economically feasible. Nothing in this Section 2.11 shall be deemed a waiver by IIS of any rights to have received on or before the Closing an effective assignment of all of the Purchased Assets, nor shall this Section 2.11 be deemed to constitute an agreement to exclude from the Purchased Assets any assets described under Section 2.3.

                  3. REPRESENTATIONS AND WARRANTIES OF BAKKEN,
                        SHAREHOLDER, RECEIVER AND ANCHOR

         Except for those representations and warranties made to IIS by Anchor in Section 3.21 and those representations and warranties made to IIS by Receiver in Section 3.22, Bakken, in his capacity as a director of GNI, Bakken, in his capacity as an officer of GNI, and Shareholder represent and warrant, jointly and severally, to IIS as follows:

3.1      ORGANIZATION AND GOOD STANDING

         GNI is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its contracts. GNI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT

(a)      This Agreement constitutes the legal, valid and binding obligation of
         GNI and Shareholder, enforceable against them in accordance with its terms. Upon the execution and delivery by GNI and the Shareholder of the other agreements to be executed or delivered by any of Seller and
         Shareholder at the Closing (collectively, "GNI's Closing Documents"), each of GNI's Closing Documents will constitute the legal, valid and binding obligation of each of GNI and Shareholder, enforceable against each of them in accordance with its terms. GNI has the absolute and unrestricted right, power and authority to execute and deliver this
         Agreement and GNI's Closing Documents to which it is a party and to perform its obligations under this Agreement and GNI's Closing
         Documents, and such action has been duly authorized by all necessary action by the

                                       12

          board of directors and shareholders of GNI. Shareholder has all necessary legal capacity to enter into this Agreement and GNI's
          Closing Documents to which Shareholder is a party and to perform his obligations hereunder and thereunder.

(b)       Subject to the Chapter 128 Creditors' Action, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) breach (A)
          any provision of any of the certificates of incorporation or bylaws of
          GNI, (B) any resolution adopted by the board of directors or shareholders of GNI; (ii) breach or give any governmental body or other Person the right to challenge any of the contemplated transactions or to exercise any remedy or obtain any relief under any
          Legal Requirement or any Order to which GNI, or any of the Purchased
          Assets, may be subject; (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by
          GNI or that otherwise relates to the Purchased Assets or to the business of GNI; (iv) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract or agreement; or (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets.

(c)       GNI has given all notices and obtained all required consents from its shareholders in connection with the execution and delivery of this
          Agreement and the consummation or performance of all of the contemplated transactions.

3.3       FINANCIAL STATEMENTS.

          The financial statements of GNI attached in Schedule 3.3 are complete and correct and fairly present, except as set forth on Schedule 3.3, the financial position of GNI, in each case as of the dates thereof and the results of operations and changes in financial position for the periods then ended
(subject, in the case of the interim financial statements, to the absence of footnote disclosure and to normal year-end adjustments). For purposes of this
Agreement, "Last Balance Sheet" means the balance sheet of GNI as of November
30, 2001. Since the date of the Last Balance Sheet, there has not been any change, or any application or request for any change, by GNI in accounting principles, methods or policies for financial accounting or tax purposes, other than as required by any applicable tax rule or regulation. Within thirty (30)
days of the Closing Date, Seller will provide an amended Last Balance Sheet showing the GNI balance sheet as of the Closing Date.

3.4       BOOKS AND RECORDS

          The books of account and other financial records of GNI, all of which have been made available to IIS, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices.

                                       13

3.5      TITLE TO ASSETS; ENCUMBRANCES

         Except as set forth on Schedule 3.5, GNI owns good, marketable and transferable title to all the Purchased Assets. Seller shall, at or before the time of Closing, transfer and deliver all Purchased Assets to IIS free and clear of all Encumbrances in accordance with the Sale Order.

3.6      CONDITION OF ASSETS

         Each item of tangible personal property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business and is free from latent and patent defects. No item of tangible personal property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

3.7      NO UNDISCLOSED LIABILITIES

         Except as set forth in Schedule 3.7, GNI has no Liability except for
Liabilities reflected or reserved against in the Last Balance Sheet and current liabilities incurred in the ordinary course of business of GNI since the date of the Last Balance Sheet.

3.8      TAXES

(a)      Except as set forth in Schedule 3.8(a), GNI has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable
         Legal Requirements. All Tax Returns and reports filed by GNI are true, correct and complete. GNI has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by GNI, except such Taxes, if any, as are listed in Schedule
         3.8(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the financial statements. GNI currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any governmental body in a jurisdiction where GNI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure
         (or alleged failure) to pay any Tax, and GNI and Shareholder have no
         Knowledge of any basis for assertion of any claims attributable to
         Taxes which, if adversely determined, would result in any such
         Encumbrance.

(b)      Except as set forth in Schedule 3.8(b), all Taxes that GNI is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper governmental body or other
         Person.

(c)      GNI (i) has not been a member of an affiliated group within the meaning of Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local or foreign law and (ii) has no liability for Taxes of any person (other than GNI and its

                                       14

         subsidiaries) under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

(d)      GNI has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

3.9      EMPLOYEE BENEFIT PLANS

(a)      GNI has delivered or will prior to the Closing deliver to IIS true and complete copies of each deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation plan covering any employee or former employee of GNI, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee
         Retirement Income Security Act of 1974, as amended ("ERISA")) covering any employee or former employee of GNI; each "pension" plan, fund or program of GNI (within the meaning of Section 3(2) of ERISA) covering any employee or former employee of GNI; each employment, consulting, termination or severance agreement to which GNI is a party or by which it is bound; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by GNI, or to which
         GNI is a party, whether written or oral, for the benefit of any employee, former employee, director, independent contractor, consultants, leased employees or contingent worker of GNI (each an
         "Employee Plan" and collectively the "Employee Plans").

(b)      With respect to each Employee Plan, GNI has heretofore delivered or will prior to the Closing deliver or made or will make available to
         IIS, along with true and complete copies of the Employee Plan and any amendments thereto (or if the Employee Plan is not a written Employee
         Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue
         Service with respect to each Employee Plan intended to qualify under
         Section 401 of the Code.

(c)      No Liability under Title IV or Section 302 of ERISA has been incurred by GNI or any entity, that together with GNI would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA
         Affiliate") that has not been satisfied in full, and no condition exists that presents a risk to GNI or any ERISA Affiliate of incurring any such Liability.

(d)      No Employee Plan is subject to Title IV of ERISA or Section 412 of the
         Code; nor is any Employee Plan a "multiemployer pension plan," as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA;
         nor has GNI nor any ERISA Affiliate maintained or contributed to any multiemployer pension plan in the last six (6) years.

(e)      GNI will be responsible for and pay any and all workers' compensation and other similar claims asserted by or with respect to any employee or former employee of GNI (including any Hired Employee) in respect of any injury or other compensable event or occupational illness or disease which occurred or is attributable to any event, state of

                                       15

         facts or condition which existed or occurred prior to the Closing Date
         (or prior to the actual start date with IIS with respect to any Hired
         Employee).

(f)      GNI shall provide IIS all information relating to each employee or former employee of GNI (including any Hired Employee), as IIS may reasonably require in connection with its employment of such persons, including, without limitation, initial employment dates, termination dates, reemployment dates, hours of service, compensation and tax withholding history in a form that will be usable by IIS and such information shall be true and correct in all respects.

3.10     LEGAL PROCEEDINGS; ORDERS

(a)      Except for the Chapter 128 Creditors' Action, as set forth in Schedule
         3.10 and the action against Eversoll and Berbee Information Networks
         Corporation, there is no pending or, to GNI's and Shareholder's
         Knowledge, threatened Proceeding:

         (i)  by or against GNI or that otherwise relates to or may affect the
              Purchased Assets, Transferred Customers, or Hired Employees;

         (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby;

         (iii) Order to which GNI, its business or any of the Purchased Assets is subject; and

         (iv) no officer, director, agent or employee of GNI is subject to any
              Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of GNI.

3.11     BUSINESS CONDUCTED IN ORDINARY COURSE

         Since December 31, 2000, except for the Chapter 128 Creditors' Action, there has not been any of the following (except in the ordinary course of business):

(a)      payment (except in the ordinary course of business) or increase by GNI of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar contract with any director, officer or employee, other than as provided to IIS, prior to the date hereof;

(b)      adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

(c)      damage to or destruction or loss of any Purchased Asset, whether or not covered by insurance;

(d)      sale, lease or other disposition of any Purchased Asset of GNI
         (including the Intellectual Property Assets) or the creation of any
         Encumbrance on any Purchased Asset, except as set forth on Schedule
         3.5;

                                       16

(e)      indication by any Top Twenty Customer of an intention to discontinue or change the terms of its relationship with GNI; or

(f)      contract by GNI to do any of the foregoing.

3.12     CONTRACTS; NO DEFAULTS

(a)      GNI has delivered to IIS accurate and complete copies, of each and any contract or agreement containing covenants that in any way purport to restrict GNI's business activity or limit the freedom of GNI to engage in any line of business or to compete with any Person, in each case to the extent such other contract would restrict IIS's ability to conduct business with the Transferred Customers or other customers of GNI or restrict or limit the ability of the Hired Employees to perform services for IIS after their date of hire.

(b)      Each Contract and Reseller Contract is in full force and effect and is valid and enforceable in accordance with its terms; and, except as indentified in writing to IIS within five (5) days after the Effective
         Date, is assignable by GNI to IIS without the consent of any other
         Person.

(c)      GNI and each other party thereto is, and at all times since December
         31, 2000, has been, in material compliance with all applicable terms and requirements of each Contract and Reseller Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give GNI or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any such Contract or
         Reseller Contract. GNI has not given to or received from any other
         Person, at any time since December 31, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, or cancellation, termination or notice of non-renewal of any Contract or
         Reseller Contract.

3.13     EMPLOYEES

(a)      GNI has provided to IIS a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of GNI, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

(b)      GNI has not violated the Worker Adjustment and Retraining Notification
         Act (the "WARN Act") or any similar state or local Legal Requirement, including without limitation Chapter 109 of the Wisconsin Statutes.
         During the ninety (90) day period prior to the date of this Agreement,
         GNI has not terminated more than 25 employees.

                                       17

3.14     LABOR; COMPLIANCE

         GNI has complied in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under all Legal Requirements, the payment of social security and similar Taxes and occupational safety and health.
GNI is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing
Legal Requirements. There has not been and is not pending any threatened or actual strike, slowdown, work stoppage or employee grievance involving GNI.

3.15     INTELLECTUAL PROPERTY ASSETS

(a)      The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, and which constitutes part of the Purchased
         Assets, including:

         (i)   GNI's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and
               applications (collectively, "Marks");

         (ii)  all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");

         (iii) all rights in mask works;

         (iv)  all know-how, trade secrets, confidential or proprietary information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints
               (collectively, "Trade Secrets"); and

         (v)   all rights in internet web sites and internet domain names presently used by GNI (collectively "Net Names").

(b)      GNI has delivered to IIS accurate and complete copies of all GNI contracts relating to the Intellectual Property Assets. There is no outstanding and, to GNI's and Shareholder's Knowledge, no threatened
         (overtly or in writing) disputes or disagreements with respect to any such contract. Except as listed on Schedule 3.15(b), GNI has no patents, patent applications, or, to its Knowledge, inventions or discoveries that may be patentable.

(c)      GNI is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all
         Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets. All former and current employees of GNI have executed written contracts with GNI that assign to GNI all rights to any inventions, improvements, discoveries or information relating to the business of GNI.

(d)      All of the Intellectual Property Assets are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No

                                       18

         Intellectual Property Asset is infringed or, to GNI's and
         Shareholder's Knowledge, has been challenged or threatened in any way and none of the services of GNI or products manufactured or sold, nor any process or know-how used, by GNI, and none of the Intellectual
         Property Assets, infringes or is alleged to infringe any intellectual property asset or other proprietary right of any other Person and is not a derivative work based on the work of any other Person.

(e)      All Marks have been registered with the United States Patent and
         Trademark Office. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to GNI's and
         Shareholder's Knowledge, no such action is threatened with respect to any of the Marks. To GNI's and Shareholder's Knowledge, there is no potentially interfering trademark or trademark application of any other
         Person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f)      With respect to each Trade Secret, the documentation relating to such
         Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. GNI has taken all reasonable precautions to protect the secrecy,
         confidentiality and value of all Trade Secrets (including the enforcement by GNI of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in GNI's standard form, and all current and former employees and contractors of GNI have executed such an agreement). GNI has good title to and an absolute right to use the Trade Secrets. The
         Trade Secrets are not part of the public knowledge or literature and have not been used, divulged or appropriated either for the benefit of any Person (other than GNI) or to the detriment of GNI.

(g)      All Net Names have been registered in the name of GNI. To GNI's and
         Shareholder's Knowledge there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.

3.16     BROKERS OR FINDERS

         Except as set forth on Schedule 3.16, neither GNI nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the transactions contemplated by this
Agreement for which IIS will or could be liable or responsible.

3.17     CHAPTER 128 CREDITORS' ACTION

         GNI and Shareholder will comply with all the terms and conditions of the Chapter 128 Creditors' Action, the Sale Order and all other requirements and orders issued by the Court.

3.18     OTHER INDEMNITY ARRANGEMENTS

         Except as contemplated by the Chapter 128 Creditors' Action and subject to Section 3.19, Shareholder has not and will not enter into any agreements or arrangements, whether written or

                                       19

verbal, formal or informal, with any of his affiliates or other parties
(including GNI) with respect to any indemnification, contribution or other loss sharing arrangement arising out of or relating to the business or operations of
GNI or this Agreement or the documents, agreements or transactions executed or entered into in connection with this Agreement.

3.19     SHAREHOLDER'S PERSONAL INDEBTEDNESS

         Shareholder represents that he has resolved his $1,000,000 personal bank note in favor of Anchor in such a fashion that he is fully committed to his employment with IIS without undue distractions.

3.20     DISCLOSURE

         No representation or warranty contained in this Agreement, or any certificate or schedule furnished to IIS in connection with the negotiation or execution of this Agreement, contains any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading as of the date when made.

3.21     ANCHOR'S REPRESENTATIONS AND WARRANTIES

         Anchor represents and warrants to IIS as follows:

(a)      Anchor has entered into that certain Agreement and Release, dated
         December 19, 2001, with Bakken in connection with loans by Anchor to
         GNI and other business arrangements between Anchor and GNI, and such
         Agreement and Release is in full force and effect.

(b)      This Agreement constitutes the legal, valid and binding obligation of
         Anchor, enforceable against it accordance with its terms. This
         Agreement and the transactions contemplated hereby have been authorized by all necessary action of Anchor.

(c)      Upon the Closing of this transaction, the approval and execution of the
         Sale Order by the Court, and IIS execution and delivery of the
         Subordinate Note and Security Agreement, Anchor represents and warrants that it will release its liens against the assets sold to IIS, although
         GNI's indebtedness to it will not be paid in full.

(d)      At or before Closing of the Agreement, Anchor will satisfy fully sales taxes which remain owing by GNI, make payment of withheld employee contributions to the Goliath Networks, Inc. 401(k) Plan (the "GNI
         Plan") which are required under the GNI Plan prior to its termination and will make payment of the administrative and termination fees of the
         GNI Plan, but only to the extent the GNI Plan cannot pay such expenses.

(e)      Anchor has not contracted with Resource Financial Corporation and has no obligation to pay Resource Financial Corporation for services.

(f)      No representation or warranty of Anchor contained in (x) this
         Agreement, (y) any certificate or schedule executed or delivered to IIS by Anchor that are identified on Schedule 3.21(f) delivered at Closing, or (z) any certificate or schedule executed or

                                       20

         delivered to IIS by Anchor after Closing that states such certificate or schedule is being delivered pursuant to Schedule 3.21(f), contains any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

3.22     RECEIVER'S REPRESENTATIONS AND WARRANTIES

         Receiver represents and warrants to IIS as follows:

(a)      Receiver is the duly appointed receiver for Seller and has the power to execute and deliver this Agreement and to consummate the transactions provided for herein, subject to approval of the Court.

(b)      The Receiver shall promptly apply to the court to authorize consummation of the transaction provided for herein.

(c)      All of Seller's right, title and interest in the Purchased Assets (or in the case of any leased or licensed Purchased Assets, Seller's rights under such lease or licenses) shall be transferred to IIS, free and clear of all liens, claims and encumbrances in accordance with the Sale
         Order.

                    4. REPRESENTATIONS AND WARRANTIES OF IIS

         IIS represents and warrants as follows:

4.1      ORGANIZATION AND GOOD STANDING

         To Seller, Bakken, Shareholder and Anchor, IIS is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware, with full corporate power and authority to conduct its business as it is now conducted.

4.2      AUTHORITY; NO CONFLICT

         To Seller, Bakken, Shareholder and Anchor, this Agreement constitutes the legal, valid and binding obligation of IIS, enforceable against IIS in accordance with its terms. Upon the execution and delivery by IIS of the agreements to be executed or delivered by IIS at Closing (collectively, "IIS's
Closing Documents"), each of IIS's Closing Documents will constitute the legal, valid and binding obligation of IIS, enforceable against IIS in accordance with its respective terms. IIS has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and IIS's Closing Documents and to perform its obligations under this Agreement and IIS's Closing Documents, and such action has been duly authorized by all necessary corporate action.

4.3      BROKERS OR FINDERS

         To Seller, Bakken, Shareholder and Anchor, neither IIS nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees

                                       21

          or agents' commissions or other similar payment in connection with the transactions contemplated hereby.

4.4      DISCLOSURE

         To Seller, Bakken, Shareholder and Anchor, no representation or warranty contained in this Agreement, or any certificate or schedule furnished by IIS in connection with the negotiation or execution of this Agreement, contains any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading as of the date when made.

4.5      PLEDGED ASSETS

         To Anchor, IIS represents and warrants that, at present, no creditors hold a security interest in the collateral pledged to Anchor as security for the
Subordinated Note. Anchor acknowledges that such collateral was, however, previously pledged as collateral for obligations to other creditors and that same collateral remains covered by active financing statements. IIS believes that it is entitled to have such financing statements terminated and agrees to use commercially reasonable efforts to effect termination of such financing statements.

4.6      FINANCIAL REPORTS

         To Anchor, IIS represents and warrants that, while there remain amounts outstanding under the Subordinated Note, it will provide Anchor with: (i)
unaudited quarterly financial statements (for the first three quarters of the fiscal year) within 45 days following the end of the quarter; (ii) audited annual financial statements within 90 days following the end of the year; and
(iii) from time to time, as reasonably requested by Anchor (but not more frequently than monthly), a statement of compliance with the collateral coverage requirements of the Subordinated Note.

                     5. COVENANTS OF SELLER AND SHAREHOLDER

5.1      ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date and thereafter if reasonably required by IIS, Seller and Shareholder shall: (a) afford IIS and its representatives full and free access, during regular business hours, to
Seller's personnel, properties, contracts, governmental authorizations, books and records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller;
(b) furnish IIS with copies of all such contracts, governmental authorizations, books and records and other existing documents and data as IIS may reasonably request; (c) furnish IIS with such additional financial, operating and other relevant data and information as IIS may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by IIS, with IIS's investigation of the properties, assets and financial condition related to
Seller.

                                       22

5.2      OPERATION OF THE BUSINESS OF SELLER

         Between the date of this Agreement and the Closing, Seller and
Shareholder shall: (a) use their best efforts to preserve intact the current business organization of Seller, keep available the services of Seller's officers, employees and agents and maintain Seller's relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; (b) report periodically to IIS concerning the status of Seller's business, operations and finances; (c) maintain the Purchased
Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Seller's business;
and (d) comply with all Legal Requirements and contractual obligations applicable to the operation of Seller's business.

5.3      REQUIRED APPROVALS

         Seller and Shareholder shall cooperate with IIS and its representatives in obtaining the Sale Order and in obtaining all consents necessary to IIS to assume the Contracts and Reseller Contracts, acquire the Purchased Assets and otherwise consummate the transactions contemplated hereby.

5.4      FILINGS

         For a period of 120 days following the Closing, neither GNI nor
Shareholder will cause, direct or otherwise allow GNI to commence any voluntary petition under any federal bankruptcy law (now or hereinafter in effect).

                           6. COVENANT NOT TO COMPETE

         As consideration for IIS entering into this Agreement, GNI and its successor(s) will not at any time during the five (5) year period immediately following the Effective Date, and Shareholder will not at any time during the two (2) year period immediately following the Effective Date, directly or indirectly, in sole proprietorship, in any partnership or joint venture, or as owner of an equity interest in any corporation, limited liability company or other business entity (other than the ownership of one percent (1%) or less of the outstanding equity securities of any publicly-traded corporation or entity), or as an agent of or consultant to any of the foregoing: (i) engage in any business of substantially the same character as the business engaged in by it or him, or provide any services of substantially the same character as the services provided by it or him, to any person or entity, including without limitation the
Transferred Customers, anywhere in the United States of America; (ii) solicit or attempt to solicit for employment any person who is, at the time of such solicitation, a Hired Employee, Key Employee or other employee or officer of
IIS, or induce or attempt to induce any such person to terminate his or her employment with IIS; or (iii) solicit or attempt to solicit any client or customer, including without limitation any Transferred Customer, to do business with GNI or its affiliates or successors, or induce or attempt to induce any such customer to terminate his or her relationship with IIS.

                                       23

         Notwithstanding the previous paragraph of this Section 6, if
Shareholder is terminated by IIS without Cause (as defined below), then upon completion of the severance period, if any, such Shareholder shall not be restrained from competing with IIS.

         "Cause" shall mean and include, as determined by IIS in its good faith judgment, Shareholder's: (i) conviction of a felony under the laws of the United
States of America or any state or political subdivision thereof; (ii) engagement in conduct constituting breach of fiduciary duty, willful misconduct or recklessness relating to IIS or the performance of Shareholder's employment duties, or fraud; (iii) breach of any non-compete, non-solicit or confidentiality obligations owed to IIS (whether contained in this Agreement, an employment agreement or otherwise) in any material respect; (iv) failure to follow a proper and reasonable directive of IIS within the scope of
Shareholder's employment duties (which shall be capable of being performed by
Shareholder with reasonable effort); (v) failure to substantially meet or satisfy mutually agreed upon unit requirements after written notice referencing this subparagraph, specifying the performance required and Shareholder's failure to perform, within sixty (60) days after such notice; or (vi) any breach of any of the terms and conditions of this Agreement, which breach materially and adversely impacts IIS.

              7. CONDITIONS PRECEDENT TO IIS'S OBLIGATION TO CLOSE

         IIS's obligation to consummate the transactions contemplated hereby and to take the other actions required to be taken by IIS at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by IIS in its sole discretion, in whole or in part):

7.1      ACCURACY OF REPRESENTATIONS; COVENANTS; DILIGENCE

         GNI's, Shareholder's, the Receiver's and Anchor's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, except that any representations and warranties already qualified by materiality shall be true and correct in all respects. Each of the covenants and obligations that GNI, the Receiver, Anchor and Shareholder are required to perform or to comply with pursuant to this
Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects. Results of the due diligence investigation of IIS shall be satisfactory to IIS in its sole discretion.

7.2      ADDITIONAL DOCUMENTS

         GNI, the Receiver, Anchor and Shareholder shall have caused the documents and instruments required by Section 2.9(a) and the following documents to be delivered (or tendered subject only to Closing) to IIS:

(a)      the Sale Order from the Court;

(b)      such other documents as IIS may reasonably request for the purpose of:

         (i)  evidencing the accuracy of any of GNI's, the Receiver's, Anchor's or Shareholder's representations and warranties;

                                       24

         (ii)  evidencing the performance by GNI, the Receiver, Anchor or
               Shareholder, or the compliance by GNI, the Receiver, Anchor and
               Shareholder with, any covenant or obligation required to be performed or complied with by GNI, the Receiver, Anchor or
               Shareholder;

         (iii) evidencing the satisfaction of any condition referred to in this
               Section 7; or

         (iv)  otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

7.3      NO PROCEEDINGS

         Except for the Chapter 128 Creditors' Action, since the date of this
Agreement, there shall not have been commenced or threatened against IIS or
Seller, any Proceeding (a) involving any challenge to, or seeking Damages (as defined in Section 11.2) or other relief in connection with, any of the transactions contemplated hereby or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated hereby.

7.4      NO CONFLICT

         Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause
IIS to suffer any adverse consequence under (a) any applicable Legal Requirement or Order, or (b) any governmental authorizations or (c) any material contract
(including the Contracts and Reseller Contracts), agreement or credit arrangement of Seller.

            8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Purchased Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions
(any of which may be waived by Seller in its sole discretion in whole or in part):

8.1      ACCURACY OF REPRESENTATIONS; COVENANTS

         Each of IIS's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made, except that any representations and warranties already qualified by materiality shall be true and correct in all respects. Each of the covenants and obligations that IIS is required to perform or to comply with pursuant to this
Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

                                       25

8.2      ADDITIONAL DOCUMENTS

         IIS shall have caused the documents and instruments required by Section
2.9(b) to be delivered (or tendered subject only to Closing) to Seller and
Anchor.

8.3      NO INJUNCTION

         There shall not be in effect any Legal Requirement or any injunction or other Order that prohibits the consummation of the transactions contemplated hereby.

                                 9. TERMINATION

9.1      TERMINATION EVENTS

         By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

(a)      by IIS if it has not received the Sale Order from the Court by January
         31, 2002 authorizing it to acquire the Purchased Assets from Seller;

(b)      by IIS if a material breach of any provision of this Agreement has been committed by GNI, Shareholder or Anchor and such breach has not been waived by IIS;

(c)      by Seller if a material breach of any provision of this Agreement has been committed by IIS and such breach has not been waived by Seller;

(d)      by IIS if any condition in Section 7 has not been satisfied as of the date specified for Closing or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of
         IIS to comply with its obligations under this Agreement), and IIS has not waived such condition on or before such date;

(e)      by Seller if any condition in Section 8 has not been satisfied as of the date specified for Closing or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller or Anchor to comply with their obligations under this
         Agreement), and Seller has not waived such condition on or before such date;

(f)      by mutual consent of IIS and GNI;

(g)      by IIS or GNI if the Closing has not occurred on or before February
         28, 2002, or such later date as the parties may agree upon;

(h)      by IIS or GNI if the Court fails to approve the Sale Order;

(i)      by Seller if Closing has not taken place within seven days of entry of the Sale Order, unless extended, in writing, by IIS, Seller and
         Anchor; or

(j)      by Anchor if IIS does not provide to Anchor prior to Closing (i) its board of directors resolution approving the Subordinated Note and (ii)
         its financial statements contained in

                                       26

         its (x) Form 10-K for the year ended December 31, 2000, and (y) Form
         10-Q's for the quarters ended March 31, 2001, June 30, 2001 and
         September 30, 2001.

9.2      EFFECT OF TERMINATION

         Subject to Section 2.10, this Agreement is terminated pursuant to
Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Section 2.10, Section 11 and
Section 12.1 will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                    10. ADDITIONAL COVENANTS AND AGREEMENTS

10.1     PAYMENT OF ALL TAXES RESULTING FROM SALE OF PURCHASED ASSETS BY SELLER

         GNI and Anchor shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Purchased Assets and other transactions contemplated by this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

10.2     PAYMENT OF LIABILITIES

         Seller will comply with all orders and procedures set forth by the
Receiver for the payment of Seller's liabilities and will not take any action contrary the terms and conditions of the Chapter 128 Creditors' Action under any
Legal Requirement or the Wisconsin Statutes.

10.3     ASSISTANCE IN PROCEEDINGS

         Seller, Anchor and Shareholder will reasonably cooperate with IIS and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any transaction contemplated hereunder or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business.

10.4     CUSTOMER AND OTHER BUSINESS RELATIONSHIPS; COOPERATION

         Effective as of the date of this Agreement, GNI and Shareholder will assist and cooperate fully with IIS in its efforts to transition, continue and maintain to or for the benefit of IIS those customer and business relationships of GNI existing on the date hereof and relating to the business to be operated by IIS, including without limitation any customer relationships with Transferred
Customers and all other customers, relationships with suppliers, technology partners, government authorities and others, and GNI and Shareholder will resolve all transactions and dealings with such parties in a manner that is not detrimental to any of such future relationships with IIS. Seller and/or
Shareholder will refer to IIS all inquiries relating to such business.

                                       27

Neither GNI, Shareholder, nor any of its or his officers, employees or agents shall take any action that would tend to diminish the value of such relationships after the date hereof or that would interfere with the business of
IIS to be engaged in after the date hereof, including disparaging the name or business of IIS.

10.5     SECURITIES FILINGS

         Seller and Shareholder will cooperate with, and use its best efforts to cause its accountants, attorneys and other advisors to cooperate with, IIS in the timely preparation and filing of any financial statements and other reports that are required to be filed (i) with the United States Securities and Exchange pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the rules and regulations thereto, and (ii) in accordance with Nasdaq's rules and regulations.

                         11. INDEMNIFICATION; REMEDIES

11.1     SURVIVAL

         All representations, warranties, covenants and obligations in this
Agreement, including the Schedules attached hereto, and the certificates delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby until the fourth anniversary of the Closing Date. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any
Knowledge acquired (or capable of being acquired) at any time after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

11.2     INDEMNIFICATION AND REIMBURSEMENT BY GNI AND SHAREHOLDER

         GNI and Shareholder will indemnify and hold harmless IIS, and its representatives, officers, directors, employees, shareholders, subsidiaries and related persons (collectively, the "IIS Indemnified Persons"), and will reimburse the IIS Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys'
fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with:

(a)      any breach of any representation or warranty made by GNI or Shareholder in (i) this Agreement, including the Schedules attached hereto, (ii)
         the certificates delivered pursuant to this Agreement (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by GNI or Shareholder pursuant to this Agreement;

                                       28

(b)      any breach of any covenant or obligation of GNI or Shareholder in this
         Agreement or in any other certificate, document, writing or instrument delivered by GNI and Shareholder pursuant to this Agreement;

(c)      any Liabilities of Seller not expressly assumed by IIS hereunder;

(d)      any Liability arising out of the ownership or operation of the
         Purchased Assets prior to the Closing Date; or

(e)      any Employee Plan established or maintained by Seller.

11.3     INDEMNIFICATION AND REIMBURSEMENT BY IIS

         IIS will indemnify and hold harmless GNI and its representatives, officers, directors employees, shareholders, subsidiaries, and related persons
(collectively, the "GNI Indemnified Persons"), and will reimburse the GNI
Indemnified Persons, for any Damages arising from or in connection with:

(a)      any breach of any representation or warranty made by IIS in this
         Agreement or in any certificate, document, writing or instrument delivered by IIS pursuant to this Agreement;

(b)      any breach of any covenant or obligation of IIS in this Agreement or in any other certificate, document, writing or instrument delivered by
         IIS pursuant to this Agreement;

(c)      any Liabilities of Seller expressly assumed by IIS hereunder; or

(d)      any Liability arising out of the ownership or operation of the
         Purchased Assets by IIS from and after the Closing Date, except as otherwise provided by this Agreement.

11.4     INDEMNIFICATION AND REIMBURSEMENT BY ANCHOR

         Anchor will indemnify and hold harmless the IIS Indemnified Persons and will reimburse the IIS Indemnified Persons for any Damages, arising from or in connection with:

(a)      any breach of any representation or warranty made by Anchor in: (i)
         this Agreement; (ii) any transfer instrument executed by Anchor; or
         (iii) any certificate or schedule executed or delivered to IIS by
         Anchor that are identified on Schedule 3.21(f) delivered at Closing, or
         (y) in any certificate or schedule executed or delivered to IIS by
         Anchor after Closing that states such certificate or schedule is being delivered pursuant to Schedule 3.21(f); or

(b)      any breach of any covenant or obligation of Anchor in this Agreement or in any certificate or schedule executed or delivered to IIS by Anchor that are identified on Schedule 3.21(f) delivered at Closing, or (y) in any certificate or schedule executed or delivered to IIS by Anchor after Closing that states such certificate or schedule is being delivered pursuant to Schedule 3.21(f).

                                       29

                             12. GENERAL PROVISIONS

12.1     EXPENSES

         Each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expense of its representatives.

         Notwithstanding the previous sentence:

         (i)   IIS will advance $100,000 to Anchor upon execution of this
               Agreement, which upon Closing will be used to offset the cash component of the Purchase Price set forth in Section 2.5(a). If any party terminates this Agreement pursuant to Sections 9.1(a),
               (b), (d), (e), (f) or (g), then Anchor shall refund the $100,000 in full to IIS;

         (ii)  Anchor will advance to GNI its transaction expenses that are incurred towards the closing of this Agreement, including, without limitation, payments made by Anchor pursuant to its representation and warranty in Section 3.21(d) and any payment to
               Resource Financial Corporation. Subject to Closing this
               Agreement, the amounts advanced to GNI under this item (ii) will be part of the Principal Note Amount (up to but not exceeding
               $100,000). Unless the Closing occurs, IIS will not be liable for any amounts advanced by Anchor to GNI under this item (ii), and, if the Closing occurs, IIS will only be liable to Anchor for such amounts up to $100,000; and

         (iii) Anchor agrees to loan the reasonable operating cash needs of GNI until the earlier of (x) the Closing Date, (y) February 28, 2002 or (z) termination of the Agreement.

12.2     PUBLIC ANNOUNCEMENTS

         Except as required by law or the rules of the stock exchange on which
IIS's shares of common stock are publicly traded, neither party will issue any press release or make any public announcement concerning the subject of this
Agreement without the prior consent of IIS, which shall not be unreasonably withheld. With respect to any required disclosures, the disclosing party shall provide advance copies of any press release or public filing and provide the non-disclosing party a reasonable opportunity to review and revise such release or filing.

12.3     NOTICES

         All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or
e-mail with confirmation of transmission by the transmitting equipment; or (c)
received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title)
designated below (or to such other

                                       30

address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

                  RECEIVER:                 Michael Polsky
                                            Beck, Chaet & Bamberger, S.C.
                                            Two Plaza East, Suite 1085
                                            330 East Kilbourn Avenue
                                            Milwaukee, Wisconsin 53202
                                            Fax No.: 414-273-7786

                  GNI AND
                  SHAREHOLDER:              Goliath Networks, Inc.
                                            1966 South Stoughton Road
                                            Madison, Wisconsin 53716
                                            Attention: Mark E. Bakken
                                            Fax No.: 608-224-0788

                  WITH A COPY  TO:          Kinney & Urban
                                            151 W. Maple
                                            Lancaster, Wisconsin 53813
                                            Attention: Mark Bromley
                                            Fax No.: 608-723-7669

                  WITH A COPY TO:           Neider & Boucher, S.C.
                                            University Research Park
                                            440 Science Drive
                                            P.O. Box 5510
                                            Madison, WI 53705-0510
                                            Attention: Joe Boucher
                                            Fax No.: 608-661-4510

                  ANCHOR:                   AnchorBank, fsb
                                            25 West Main Street
                                            Madison, Wisconsin 53703
                                            Attention: Dave Weimert
                                            Fax No.: 608-252-8882

                  WITH A COPY TO:           Axley Brynelson, LLP
                                            Manchester Place, Suite 200
                                            2 East Mifflin St.
                                            P. O. Box 1767
                                            Madison, Wisconsin 53701-1767
                                            Attention: Patricia M. Gibeault
                                            Fax No.: 608-257-5444

                                       31

                  IIS:                      Integrated Information Systems, Inc.
                                            1480 S. Hohokam Drive,
                                            Tempe, Arizona 85281
                                            Attention: James Garvey, President
                                            Fax No.: 480-317-8997

                  WITH A COPY TO:           Reinhart, Boerner, Van Dueren,
                                            Norris & Rieselbach, S.C.
                                            1000 North Water Street, Suite 2100
                                            Milwaukee, Wisconsin 53202
                                            Attention: Jim Bedore, Esq.
                                            Fax No.: 414-298-8097

                  WITH A COPY TO:           Snell & Wilmer L.L.P
                                            One Arizona Center
                                            400 E. Van Buren Street
                                            Phoenix, Arizona 85004
                                            Attention: Steven Pidgeon, Esq.
                                            Fax No.: 602-382-6070

12.4     ARBITRATION

         Any controversy relating to this Agreement, any transaction contemplated hereby, or relating to the breach hereof shall be settled by arbitration in Madison, Wisconsin if there is a Closing or Phoenix, Arizona if there is no Closing, in each case in accordance with the Commercial Arbitration
Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof.
The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders concerning such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s).

12.5     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between any of IIS, GNI,
Shareholder and Anchor) and constitutes (along with the Schedules and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

12.6     ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that IIS may assign any of its rights and delegate any of its obligations under this Agreement to any subsidiary, successor or acquirer of
IIS. Subject to the preceding sentence, this Agreement will apply to, be binding in

                                       32

all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this
Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 12.6.

12.7     GOVERNING LAW

         Except with regard to matters arising under or pertaining to the
Chapter 128 Creditors' Action for which Wisconsin law will govern, this
Agreement will be governed by and construed under the laws of the State of
Arizona without regard to conflicts-of-laws principles that would require the application of any other law.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                       33

12.8     EXECUTION OF AGREEMENT

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTEGRATED INFORMATION SYSTEMS, INC.,    GOLIATH NETWORKS, INC., A WISCONSIN
A DELAWARE CORPORATION                   CORPORATION

By: /s/ James G. Garvey, Jr.             By: Mark E. Bakken

Its: Chief Executive Officer             Its: Chief Executive Officer

                                         /s/ Michael S. Polsky
                                         AS RECEIVER FOR GOLIATH NETWORKS, INC.

                                         EFFECTIVE DATE: December 21, 2001

                                         ANCHORBANK, FSB

                                         By: Dave Weimert
                                         Its: 1st Vice President

                                         /s/ Mark E. Bakken
                                         MARK E. BAKKEN, SHAREHOLDER

                                         /s/ Mark E. Bakken
                                         MARK E. BAKKEN, IN HIS CAPACITY AS A
                                         DIRECTOR OF GNI

                                         /s/ Mark E. Bakken
                                         MARK E. BAKKEN, IN HIS CAPACITY AS AN
                                         OFFICER OF GNI

                                       34